As filed with the Securities and Exchange Commission on December 30, 1996
                                                    Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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   Incorporated             MERIDIAN DIAGNOSTICS, INC.        I.R.S. Employer
  Under the Laws             3471 RIVER HILLS DRIVE          Identification No.
   of Ohio                  CINCINNATI, OHIO  45244              31-0888197
                                  (513) 271-3700
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                             1996 STOCK OPTION PLAN

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                             Robert E. Coletti, Esq.
                           Keating, Muething & Klekamp
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6560
                         (Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

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                                                     Proposed      Proposed
                                                     Maximum       Maximum
   Title of           Amount         Offering       Aggregate      Amount of
  Securities           To Be           Price        Offering     Registration
To Be Registered    Registered(1)   Per Share(2)     Price(2)         Fee(3)
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   Common Stock,       200,000       $12.3125      $2,462,500         $747
   No par value        Shares
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(1) This Registration  Statement is filed for up to 200,000 shares issuable upon the exercise of options granted pursuant to the 1996 Stock Option Plan.

(2) Estimated solely for purposes of calculating registration fee.

(3) Registration fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on December 24, 1996 of $12.3125 per share.

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                                      - 2 -



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.           Incorporation of Documents by Reference

         The following documents filed by Meridian Diagnostics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the Fiscal Year ended September 30, 1996.

         2. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 15, 1986 and amended August 20, 1986.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Stock offered has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.           Description of Securities

         Not applicable.


Item 5.           Interests of Named Experts and Counsel

         The legality of the Common Stock offered hereby will be passed upon for the Company by Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202. Attorneys of Keating, Muething & Klekamp beneficially own 33,096 shares of the Company's Common Stock.


Item 6.           Indemnification of Directors and Officers

         Section 1701.13(E) of the Ohio General Corporation Law allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines,

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                                      - 3 -


if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless determined by the court. The right to indemnification is mandatory in the case of a director or officer who is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. Permissive indemnification is to be made by a court of competent jurisdiction, the majority vote of a quorum of disinterested directors, the written opinion of independent counsel or by the shareholders.

         The Registrant's Code of Regulations provides that the Registrant shall indemnify such persons to the fullest extent permitted by law.

         The Registrant maintains director and officer liability insurance which provides coverage against certain liabilities.


Item 7.    Exemption from Registration Claimed

           Not applicable.


Item 8.    Exhibits

         *Exhibit 4                 1996 Stock Option Plan (incorporated by
                                    reference to the Company's Form 10-K for the Fiscal Year Ended September 30, 1996, filed December 26, 1996).

         Exhibit 5                  Opinion of Keating, Muething & Klekamp.

         Exhibit 23.1 Consent of Keating, Muething & Klekamp (contained on Exhibit 5).

         Exhibit 23.2               Consent of Arthur Andersen LLP.

         Exhibit 24                 Power of Attorney (contained on the
                                    signature page).

--------------------
         *Incorporated by reference as indicated.



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                                      - 4 -


Item 9.           Undertakings

         9.1 The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement; provided, however, that (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         9.2 The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.3 The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         9.4 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the

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                                      - 5 -


Registration Statement shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         9.5 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      - 6 -


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on December 30, 1996.


                                      MERIDIAN DIAGNOSTICS, INC.


                                       By: /s/ William J. Motto
DATE: December 30, 1996                   _____________________________
                                          William J. Motto
                                          Chairman of the Board
                                          of Directors and
                                          Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Persons whose names are marked with an asterisk (*) below hereby designate William J. Motto or Gerard Blain as their attorney-in-fact to sign all amendments, including any post-effective amend ments, to this Registration Statement.



        Signature                  Capacity                      Date

*/s/ William J. Motto          Chairman of the Board       December 30,1996
---------------------          of Directors and Chief
William J. Motto               Executive Officer
                               (Principal Executive
                               Officer)

*/s/ Gerard Blain              Vice President,             December 30,1996
---------------------          Secretary and Chief
Gerard Blain                   Financial Officer
                               (Principal Financial
                               Officer and Principal
                               Accounting Officer)

*/s/James A. Buzard            Director                    December 30,1996
----------------------
James A. Buzard



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                                      - 7 -



*/s/ Gary P. Kreider            Director                   December 30,1996
----------------------
Gary P. Kreider

*/s/ Robert J. Ready            Director                   December 30,1996
-----------------------
Robert J. Ready

*/s/ Jerry L. Ruyan             Director                   December 30,1996
------------------------
Jerry L. Ruyan

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